SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

PureSafe Water Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction of incorporation)	(Commission File Number)

485 Underhill Blvd., Suite 200, Syosset, NY	11791
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On April 2, 2014, our Board of Directors elected Stephen M. Hicks to our Board of Directors, to fill a vacancy on the Board, and as President of the Company.  Mr. Hicks is the Chief Executive Officer of Southridge LLC (“Southridge”), which has financed the Company in the past and continues to own debt and equity securities of the Company. Our Board also on the same date elected Gilbert Steedley as a director of the Company, to fill a vacancy on the Board of Directors, and elected Henry Sargent as Vice President and Secretary of the Company.  Mr. Sargent is the Chief Operating Officer and General Counsel of Southridge.

Stephen M. Hicks

Stephen M. Hicks, age 54, is the Chief Executive Officer and founding principal of Southridge LLC. Mr. Hicks sets the overall strategic direction for the Southridge group of companies, and is responsible for business development and execution. Mr. Hicks founded Southridge in 1996. Active in the investment industry for over 25 years, Mr. Hicks has broad experience in financial structuring, derivatives, risk arbitrage, and investment banking. He received his BS in Business Administration from King's College in Briarcliff Manor, New York, and an MBA from Fordham University, in New York City. On October 25, 2010, the SEC filed a lawsuit in the United States District Court for Connecticut against Southridge Advisors and Mr. Hicks alleging, among other things, that a position in previously managed funds were overvalued and that such conduct as well as other matters amounted to violations of Section 17(a) of the Securities Act, Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder, and Sections 206(1), 206(2) and 206(4) if the Investment Advisers Act and Rule 206(4)-8 thereunder.  The lawsuit seeks injunctive relief and monetary penalties.

Gilbert Steedley

Gilbert Steedley, age 48, is currently and since June 21, 2013, has been the interim Chief Executive Officer and a director of AccelPath, New York, New York.  He is the founder of INU, which provides small cap public/private companies with capital market intelligence.  Mr. Steedley has over twenty years of business development, industry research, and corporate finance experience across a diverse range of industries, including, and at the forefront, the energy industry.

Mr. Steedley has a close link with Wall Street operations, having served as a Senior Vice President of Business Development for Able Global Partners, a New York City based merchant bank; Director of Issuer Services and a Director of Equities Business Development with the American Stock Exchange (AMEX) and Senior Research Analyst of Issuer Services with NASDAQ.  In his role at AMEX, Mr. Steedley worked with clients concerning listing requirements on the exchange. Mr. Steedley has served on several boards of directors including those of oil and gas companies.

Mr. Steedley received a Bachelor of Science in Finance degree from Mercy College, New York and a Master of Business Administration degree from Delaware State University, Delaware.  In addition, he attended an Executive Education Program in Oil and Gas Investing at SMU-COX Texas.  He has produced articles on investment styles and strategies that were published in Forbes Magazine.

Henry Sargent

Henry Sargent, JD, CFA, age 47, is Southridge's Chief Operating Officer and General Counsel. His responsibilities include investment selection, deal structuring and monitoring, workouts, and reorganization. Prior to joining Southridge in 1998, Mr. Sargent spent several years at a New York-based corporate and securities law firm, specializing in private placements, venture capital financing, and corporate reorganizations. He received a BA from Connecticut College and his JD from Fordham University School of Law, NY. Mr. Sargent is a member of the New York Bar Association, the CFA Institute, and the New York Society of Security Analysts.

Item 8.01	Other Events.

Form 10-Q for the fiscal quarter Ending September 30, 2013 and the 2013 Annual Report on Form 10-K

The Company is continuing to work to settle outstanding amounts owed Marcum LLP so that they will complete their review of the Company’s 2013 third quarter report, to enable filing of that report, and proceed with the audit of our financial statements as of and for the period ended December 31, 2013.  The Company expects that Marcum will commence work next week on the review and update of the Company’s financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puresafe Water Systems, Inc.

Date: April 4, 2014	By:	/s/ Leslie Kessler
Leslie J. Kessler
Chief Executive Officer

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